EXHIBIT 14.1


                      BLACKROCK KELSO CAPITAL CORPORATION
                                 CODE OF ETHICS


I.       Introduction.
         -------------


         The purpose of this Code of Ethics is to prevent Access Persons (as defined below) of BlackRock Kelso Capital Corporation (the "BDC") from engaging in any act, practice or course of business prohibited by paragraph (b) of Rule 17j-l (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"). This Code of Ethics is required by paragraph (c) of the Rule.


         Access Persons of the BDC, in conducting their personal securities transactions, owe a fiduciary duty to the shareholders of the BDC. The fundamental standard to be followed in personal securities transactions is that Access Persons may not take inappropriate advantage of their positions. All personal securities transactions by Access Persons must be conducted in such a manner as to avoid any actual or potential conflict of interest between the Access Person's interest and the interests of the BDC, or any abuse of an Access Person's position of trust and responsibility. Potential conflicts arising from personal investment activities could include buying or selling securities based on knowledge of the BDC's trading position or plans (sometimes referred to as front-running), and acceptance of personal favors that could influence trading judgments on behalf of the BDC. While this Code of Ethics is designed to address identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations and, in this regard, Access Persons are expected to adhere not only to the letter, but also the spirit, of the policies contained herein.

II.      Definitions.
         ------------

         In order to understand how this Code of Ethics applies to particular persons and transactions, familiarity with the key terms and concepts used in this Code of Ethics is necessary. Those key terms and concepts are:

         1. "Access Person" means any director, officer or "advisory person" of the BDC. A list of the BDC's Access Persons who are officers and directors of the BDC is attached as Appendix 1 to this Code of Ethics and will be updated from time to time.

         2. "Advisory person" means (a) any employee of the BDC or of any company in a control relationship to the BDC, who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a "Covered Security" by the BDC, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to the BDC who obtains information concerning recommendations made to the BDC with regard to the purchase or sale of "Covered Securities".

         3. "Beneficial ownership" has the meaning set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended. The determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires."Advisor" means BlackRock Kelso Capital Advisors LLC the investment advisor of the BDC.

         4. "Advisor" means BlockRock Kelso Capital Advisors LLC the investment advisor of the BDC.

         5. "Advisor Code" means the Employee Investment Transaction Policy adopted by the Advisor and approved by the Board.

         6. "Control" has the meaning set forth in Section 2(a)(9) of the Act.

         7. "Covered Security" has the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include: direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements; and shares issued by registered open-end investment companies. A high-quality short-term debt instrument is one with a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

         8. "Independent director" means a director of the BDC who is not an "interested person" of the BDC within the meaning of Section 2(a)(19) of the Act.

         9. "Investment Committee Participant" means a member of the Investment Committee of the Advisor who is not an Access Person of the BDC. A list of the BDC's Investment Committee Participants is attached as Appendix 1 to this Code of Ethics and will be updated from time to time.

         10. "Investment Personnel" of the BDC means (a) any employee of the BDC (or of any company in a control relationship to the BDC) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the BDC and (b) any natural person who controls the BDC and who obtains information concerning recommendations made to the BDC regarding the purchase or sale of securities by the BDC.

         11. "IPO" means an offering of securities registered under the Securities Act of 1933, the issuer or which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

         12. "Limited Offering" means an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), 4(6) or Rule 504, 505 or 506 under the Securities Act of 1933.

         13. "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

III.     Restrictions Applicable to Directors, Officers and Employees of the
         Advisor.
         -------------------------------------------------------------------

         1. All directors, officers and employees of the Advisor's investment advisory companies shall be subject to the restrictions, limitations and reporting responsibilities set forth in the Advisor Code, respectively, as if fully set forth herein.

         2. Persons subject to this Section III shall not be subject to the restrictions, limitations and reporting responsibilities set forth in Sections IV and V below.

IV.      Prohibitions; Exemptions.
         -------------------------

         1. Prohibited Purchases and Sales.

         A. No Access Person may purchase or sell, directly or indirectly, any Covered Security in which that Access Person has, or by reason of the transaction would acquire, any direct or indirect beneficial ownership and which to the actual knowledge of that Access Person at the time of such purchase or sale:

         (1) is being considered for purchase or sale by the BDC; or

         (2) is being purchased or sold by the BDC.

         B. No Investment Committee Participant may purchase or sell, directly or indirectly, any security or other instrument which, to the knowledge of that Investment Committee Participant, at the time of such purchase or sale was, is or is about to be brought before the Investment Committee for investment consideration within six months prior to or following such purchase or sale.

         2. Exemptions From Certain Prohibitions.

         A. The prohibited purchase and sale transactions described in paragraph IV.1 above do not apply to the following personal securities transactions:

         (1) purchases or sales effected in any account over which the Access Person or the Investment Committee Participant has no direct or indirect influence or control;

         (2) purchases or sales which are non-volitional on the part of either the Access Person, the Investment Committee Participant or the BDC;

         (3) purchases which are part of an automatic dividend reinvestment plan (other than pursuant to a cash purchase plan option);

         (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired from that issuer, and sales of the rights so acquired; or

         (5) any purchase or sale which the Compliance Officer of the Advisor (as defined in the Advisor Code) approves on the grounds that its potential harm to the BDC is remote.

         3. Prohibited Recommendations.

         An Access Person or Investment Committee Participant may not recommend the purchase or sale of any Covered Security to or for the BDC without having disclosed his or her interest, if any, in such security or the issuer thereof, including without limitation:

         A. any direct or indirect beneficial ownership of any Covered Security of such issuer, including any Covered Security received in a private securities transaction;

         B. any contemplated purchase or sale by such person of a Covered Security;

         C. any position with such issuer or its affiliates; or

         D. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

         4. Pre-approval of Investments in Initial Public Offerings or Limited Offerings.

         A. No Investment Personnel shall purchase any security (including, but not limited to, any Covered Security) issued in an initial public offering ("IPO") or a Limited Offering unless an officer of the BDC approves the transaction in advance. The Secretary shall maintain a written record of any decisions to permit these transactions, along with the reasons supporting the decision.

V.       Reporting.
         ----------

         1. Initial Holdings Reports.

         No later than ten (10) days after a person becomes an Access Person, he or she must report to the BDC the following information:

         (i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

         (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

         (iii) the date that the report is submitted by the Access Person.

         2. Quarterly Reporting.

         A. Every Access Person shall either report to the BDC the information described in paragraphs B and C below with respect to transactions in any Covered Security in which the Access Person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership in the security or, in the alternative, make the representation in paragraph D below.
B. Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall contain the following information:

         (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

         (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

         (3) the price at which the transaction was effected;

         (4) the name of the broker, dealer or bank with or through whom the transaction was effected;

         (5) the date that the report is submitted by the Access Person; and

         (6) a description of any factors potentially relevant to an analysis of whether the Access Person may have a conflict of interest with respect to the transaction, including the existence of any substantial economic relationship between the transaction and securities held or to be acquired by the BDC.

         C. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, no later than 10 days after the end of a calendar quarter, an Access Person shall provide a report to the BDC containing the following information:

         (1) the name of the broker, dealer or bank with whom the Access Person established the account;

         (2) the date the account was established; and

         (3) the date that the report is submitted by the Access Person.

         D. If no transactions were conducted by an Access Person during a calendar quarter that are subject to the reporting requirements described above, such Access Person shall, not later than 10 days after the end of that calendar quarter, provide a written representation to that effect to the BDC.

         3. Annual Reporting.

         A. Every Access Person shall report to the BDC the information described in paragraph B below with respect to transactions in any Covered Security in which the Access Person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership in the security.

         B. Annually, within 30 days of the end of each calendar year, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

         (1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

         (2) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

         (3) The date that the report is submitted by the Access Person.

         C. An Investment Committee Participant is not required to make a report pursuant to paragraph 1, 2 or 3 above solely by reason of being an Investment Committee Participant but shall be required to annually certify that such Investment Committee Participant has not purchased or sold, directly or indirectly, any security or other instrument the purchase of which is prohibited by Section IV.1.B above or, if permission was granted pursuant to
Section IV.2 above, the details of any purchase or sale. Such certification shall be included in the certification form discussed in Section V.5 below.

         4. Exceptions to Reporting Requirements.

         A. An Access Person is not required to make a report otherwise required under paragraphs 1, 2 or 3 above with respect to any transaction effected for any account over which the Access Person does not have any direct or indirect influence or control; provided, (however, that if the Access Person is relying upon the provisions of this paragraph 4(A) to avoid making such a report, the Access Person shall, not later than 10 days after the end of each calendar quarter, identify any such account in writing and certify in writing that he or she had no direct or indirect influence over any such account.

         B. An independent director of the BDC who would be required to make a report pursuant to paragraphs 1, 2 or 3 above solely by reason of being a director of the BDC is not required to make an initial holdings report under paragraph 1 above and an annual report under paragraph 3 above, and is only required to make a quarterly report under paragraph 2 above if the independent director, at the time of the transaction, knew or, in the ordinary course of fulfilling the independent director's official duties as a director of the BDC, should have known that (a) the BDC has engaged in a transaction in the same security within the last 15 days or is engaging or going to engage in a transaction in the same security within the next 15 days, or (b) the BDC or the Advisor has within the last 15 days considered a transaction in the same security or is considering a transaction in the same security or within the next 15 days is going to consider a transaction in the same security.

         5. Annual Certification.

         A. All Access Persons and Investment Committee Participants are required to certify that they have read and understand this Code of Ethics and recognize that they are subject to the provisions hereof and will comply with the policy and procedures stated herein. Further, all Access Persons and Investment Committee Participants are required to certify annually that they have complied with the requirements of this Code of Ethics and that they have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such policies. A copy of the certification form to be used by Access Persons and Investment Committee Participants in complying with this paragraph A is attached to this Code of Ethics as Appendix 2-A and 2-B, respectively.

         B. The BDC and the Advisor shall prepare an annual report to the Board of Directors of the BDC to be presented at the first regular meeting of the Board after March 31 of each year and which shall:

         (1) Summarize existing procedures concerning personal investing, including pre-clearance policies and the monitoring of personal investment activity after pre-clearance has been granted, and any changes in the procedures during the past year;

         (2) describe any issues arising under the Code of Ethics or procedures since the last report to the Board including, but not limited to, information about any material violations of the Code of Ethics or procedures and the sanctions imposed during the past year;

         (3) identify any recommended changes in existing restrictions or procedures based upon experience under this Code of Ethics, evolving industry practice or developments in applicable laws and regulations;

         (4) contain such other information, observations and recommendations as deemed relevant by the BDC or the Advisor; and

         (5) certify that the BDC and the Advisor have adopted Codes of Ethics with procedures reasonably necessary to prevent Access Persons from violating the provisions of Rule 17j-1(b) or this Code.

         6. Notification of Reporting Obligation and Review of Reports.

         The officers of the BDC are authorized to identify all Access Persons. Each Access Person shall receive a copy of this Code of Ethics and be notified of his or her reporting obligations. All reports shall be promptly submitted upon completion to the BDC's Secretary who shall review such reports.

         7. Miscellaneous.

         A. Any report under this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making the report that the person has any direct or indirect beneficial ownership in the securities to which the report relates.

VI.     Confidentiality.
        ----------------

         No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of the BDC) any information regarding securities transactions by the BDC or consideration by the BDC or the Advisor of any such securities transaction.

         All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

VII.     Sanctions.
         ----------

         Upon discovering a violation of this Code of Ethics, the Board of Directors of the BDC may impose any sanctions it deems appropriate, including a letter of censure, the suspension or termination of any director, officer or employee of the BDC, or the recommendation to the employer of the violator of the suspension or termination of the employment of the violator.


Dated:   May 2005


Revised:  March 2006

                                   Appendix 1
                                   ----------


         The following are "Access Persons" for purposes of the foregoing Code of Ethics:

Name                                      Title
----                                      -----

Directors
James R. Maher                            Chairman of the Board and Chief
                                          Executive Officer
Jerrold B. Harris                         Director
William E. Mayer                          Director
France de Saint Phalle                    Director
Maureen K. Usifer                         Director


Officers
Frank D. Gordon                           Chief Financial Officer
                                          and Treasurer
Vincent B. Tritto                         Chief Compliance Officer
                                          and Secretary
Michael B. Lazar                          Chief Operating Officer and
                                          Managing Director


         The following are "Investment Committee Participants" for purposes of the foregoing Code of Ethics:

Sacha Bacro
Ralph Schlosstein
Keith Anderson
Jeff Gary
Laurence Fink
Mark Williams
Robert Kapito
Michael Goldberg
Frank Nickell
George Matelich

All employees of the BDC Adviser.

                                   Appendix 2
                                   ----------


                               CERTIFICATION FORM


         This is to certify that I have read and understand the Code of Ethics of BlackRock Kelso Capital Corporation dated March 2006, and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

         This is to further certify that I have complied with the requirements of such Code of Ethics and that I have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such Code of Ethics.


         Please sign your name here: ________________________________________


         Please print your name here: _______________________________________


         Please date here: _________________________________________________




         Please sign two copies of this Certification Form, return one copy to Vincent Tritto, Chief Compliance Officer, BlackRock Kelso Capital Advisors LLC, 40 East 52nd Street, New York, NY 10022, and retain the other copy, together with a copy of the Code of Ethics, for your records.

                                  Appendix 2-B
                                  ------------


            CERTIFICATION FORM OF INVESTMENT COMMITTEE PARTICIPANTS



         This is to certify that I have read and understand the Code of Ethics of BlackRock Kelso Capital Corporation dated [March 2006], and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

         This is to further certify that I have complied with the requirements of such Code of Ethics, including Sections IV.1.B., IV.3., and V.4. of such Code of Ethics.


         Please sign your name here: ________________________________________


         Please print your name here: _______________________________________


         Please date here: __________________________________________________




         Please sign two copies of this Certification Form, return one copy to Vincent Tritto, Chief Compliance Officer, BlackRock Kelso Capital Advisors LLC, 40 East 52nd Street, New York, NY 10022, and retain the other copy, together with a copy of the Code of Ethics, for your records.